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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                              AS OF MARCH 15, 2004

                                                           STATE OR JURISDICTION OF       % OF
NAME OF SUBSIDIARY                                              INCORPORATION          OWNERSHIP
-------------------------------------------------------------------------------------------------
Applied Biotech, Inc.                                      California                        100%
Cambridge Diagnostics Ireland Limited                      Ireland                           100%
Forefront Diagnostics, Inc.                                California                        100%
Hall Laboratories, Ltd.                                    Yukon                             100%
Innovations Research, LLC                                  Delaware                          100%
Inverness Medical (UK) Holdings, Ltd.                      United Kingdom                    100%
Inverness Medical Benelux BVBA(1)                          Belgium                           100%
Inverness Medical Canada, Inc.                             Canada                            100%
Inverness Medical International Holding Corp. I            Delaware                          100%
Inverness Medical International Holding Corp. II           Delaware                          100%
Inverness Medical Switzerland GmbH                         Switzerland                       100%
Inverness Medical, Inc.                                    Delaware                          100%
IVC Industries, Inc.(2)                                    Delaware                          100%
Morpheus Acquisition Corp.                                 Delaware                          100%
Morpheus Acquisition LLC                                   Delaware                          100%
Orgenics International Holdings BV                         Netherlands                       100%
Orgenics Ltd.(3)                                           Israel                            100%
Ostex International, Inc.                                  Washington                        100%
Pregymed GmbH                                              Germany                           100%
Scandanvian Micro Biodevices ApS                           Denmark                           100%
Selfcare Technology, Inc.                                  Delaware                          100%
Unipath Diagnostics GmbH                                   Germany                           100%
Unipath Diagnostics, Inc.                                  Delaware                          100%
Unipath Limited                                            United Kingdom                    100%
Unipath Management Limited                                 United Kingdom                    100%
Unipath Online, Inc.                                       Massachusetts                     100%
Unipath Scandinavia AB                                     Sweden                            100%
Wampole Laboratories, LLC                                  Delaware                          100%

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(1)  Formerly known as Bvba Selfcare Benelux sprl.

(2) Doing business as Inverness Medical Nutritionals and Inverness Medical Nutritionals Group.

(3) Orgenics, Ltd. has eleven (11) wholly owned subsidiaries, and one majority controlled joint venture, operating outside of the United States.